Exhibit 99.1

                               OPHTHALMIC IMAGING
                                    SYSTEMS

OPHTHALMIC IMAGING SYSTEMS                                             CONTACTS:
                                                                  GIL ALLON, CEO
                                                              Ariel Shenhar, CFO
221 Lathrop Way, Suite I                                          (916) 646-2020
SACRAMENTO, CA  95815                                         INVESTOR RELATIONS
                                                     TODD FROMER / GARTH RUSSELL
                                                                  KCSA Worldwide
                                                     212-896-1215 / 212-896-1250

                                                           FOR IMMEDIATE RELEASE


 OPHTHALMIC IMAGING SYSTEMS ANNOUNCES RECORD FOURTH QUARTER AND YEAR-END RESULTS

               Company Reports 13th Consecutive Profitable Quarter

         SACRAMENTO, Calif., February 28, 2005 - Ophthalmic Imaging Systems (OTCBB: OISI) today reported record financial results for the fourth quarter and fiscal year ended December 31, 2004.

         The Company reported net revenues of $3,403,000 for the fourth quarter of 2004 compared with net revenues of $2,712,000 for the fourth quarter of 2003, an increase of 25%. Net income for the fourth quarter of 2004 climbed approximately 68% to $893,000, or $0.06 per basic and diluted share, compared with net income of $533,000, or $0.04 per basic and diluted share, for the fourth quarter of 2003.

         For the 2004 fiscal year, net revenues rose 9% to $10,818,000 from $9,945,000 in fiscal 2003. Net income for 2004 was $1,705,000, compared with net income of $1,438,000 for 2003, an increase of 19%. Earnings per share in 2004 were $0.12 per basic and $0.11 per diluted share versus $0.13 per basic and $0.12 per diluted share for fiscal year 2003. The decrease in earnings per share is mainly attributable to an increase of more than 31% in the weighted number of shares of common stock outstanding between the comparable 12-month periods.

         Gil Allon, Chief Executive Officer of the Company, commented, "We are pleased with our record 2004 results. Our performance in the fourth quarter was particularly strong, reflecting initial sales of the OIS WinStation 3200TM imaging system, and the OIS WebStationTM common software platform, released in October of 2004."

         "The successful launch of these two proprietary products, and the introduction of the Ophthalmology OfficeTM product line, together with NextGen Healthcare Information Systems, significantly broadened our market. Throughout the year, we increased our commitment to R&D in order to strengthen our product pipeline, while continuing to offer the most advanced eye care imaging products available. OIS achieved many of its operational and financial goals in 2004 and remains committed to expanding its growth in 2005," Mr. Allon concluded.

         "OIS has established a firm financial footing as it continues to expand. The Company strengthened its balance sheet mainly through solid market performance. OIS's shareholder equity ending December 31, 2004 increased to $2.4 million, compared to $26,500 for the year ended 2003. As of December 31, 2004 current assets exceed current liabilities by $1.7 million, compared to $0.6 million a year ago," stated Ariel Shenhar, Chief Financial Officer. "With the recent $9 million financing commitment from Dutchess Private Equities Fund II, we are positioned to continue investing in research and development, enhancing our product and technology platforms, and focusing on building sales momentum."

                       * * * * C O N T I N U E D* * * * *

     LATHROP WAY, SUITE I SACRAMENTO, CA 95815 (800) 338-8436 (916) 646-2020
                        FAX (916) 646-0207 O WWW.OISI.COM
                A SUBSIDIARY OF MEDIVISION IN ALLIANCE WITH AGFA

Ophthalmic Imaging Systems
Press Release
FEBRUARY 28, 2005
Page 2

         Ophthalmic Imaging Systems, a majority-owned subsidiary of MediVision, is the leading provider of ophthalmic digital imaging systems. The Company designs, develops, manufactures and markets digital imaging systems and informatics solutions for the eye care market. With over twenty years in the ophthalmic imaging business, the Company has consistently introduced new, innovative technology. The Company, together with MediVision, co-market and support their products through an extensive network of dealers, distributors, and direct representatives.

                                 (Tables Follow)

                           OPHTHALMIC IMAGING SYSTEMS
                             SELECTED FINANCIAL DATA
                               STATEMENT OF INCOME

                                                       Unaudited                           Audited
                                                   Three months ended                Twelve months ended
                                                       December 31,                      December 31,
                                              -----------------------------     -----------------------------
                                                  2004             2003             2004              2003
                                              ------------     ------------     ------------     ------------
Net revenues                                  $  3,403,472     $  2,712,305     $ 10,818,379     $  9,944,827

Cost of sales                                    1,364,528        1,032,174        4,290,049        3,955,680
                                              ------------     ------------     ------------     ------------
Gross profit                                     2,038,944        1,680,131        6,528,330        5,989,147

   Sales and marketing                             938,266          923,421        2,936,100        2,915,848
   General and administrative                      409,048          308,177        1,205,765        1,068,634
   Research and development                        267,736          225,786          987,769          702,020
                                              ------------     ------------     ------------     ------------
Total operating expenses                         1,615,050        1,457,384        5,129,634        4,686,502
                                              ------------     ------------     ------------     ------------
Income from operations                             423,894          222,747        1,398,696        1,302,645
Interest and other expense, net                    (88,511)        (104,905)        (252,100)        (269,451)
                                              ------------     ------------     ------------     ------------
Net income before provision for income tax
  benefit                                          335,383          117,842        1,146,596        1,033,194
Income tax Benefit                                 558,000          415,500          558,000          405,000
                                              ------------     ------------     ------------     ------------
Net income                                    $    893,383     $    533,342     $  1,704,596     $  1,438,194
                                              ============     ============     ============     ============

Income per basic share                        $       0.06     $       0.04     $       0.12     $       0.13
                                              ============     ============     ============     ============
Shares used in the calculation of net
  income per basic share                        15,033,585       14,370,530       14,771,112       11,267,493
                                              ============     ============     ============     ============

Income per diluted share                      $       0.06     $       0.03     $       0.11     $       0.12
                                              ============     ============     ============     ============
Shares used in the calculation of net
  income per diluted share                      15,940,595       15,455,665       15,772,214       11,887,205
                                              ============     ============     ============     ============

     LATHROP WAY, SUITE I SACRAMENTO, CA 95815 (800) 338-8436 (916) 646-2020
                        FAX (916) 646-0207 O WWW.OISI.COM
                A SUBSIDIARY OF MEDIVISION IN ALLIANCE WITH AGFA

Ophthalmic Imaging Systems
Press Release
FEBRUARY 28, 2005
Page 3

                             CONDENSED BALANCE SHEET

                                                           Audited
                                                         Years ended
                                                         December 31,
                                                -----------------------------
                                                    2004              2003
                                                ------------     ------------
                       Assets
     Current assets:
        Cash and cash equivalents               $  1,990,310     $  1,272,034
        Accounts receivable, net                   1,855,009        1,536,610
        Inventories                                  515,391          416,420
        Deferred tax asset and
         other current assets                      1,218,393          714,653
                                                ------------     ------------
                 Total current assets              5,579,103        3,939,717
                                                ------------     ------------
     Furniture and equipment, net                    150,487          150,912
     Receivable from related party                 1,055,512
     Other assets                                    287,929          232,821
                                                ------------     ------------
                Total assets                    $  7,073,031     $  4,323,450
                                                ============     ============

                   Liabilities and
                stockholders' equity

     Current liabilities:
       Accounts payable                         $    472,167     $    523,539
        Accrued liabilities                        2,588,907        2,249,153
         Notes payable-short term portion            776,338          409,613
         Notes payable to related party                               200,979
                                                ------------     ------------
                Total current liabilities          3,837,412        3,383,284
                                                ------------     ------------
     Line of credit                                                   150,000
     Notes payable less current portion              838,362          763,637
                                                ------------     ------------
                      Total  liabilities           4,675,774        4,296,921
                                                ============     ============
     Stockholders' equity:
         Common stock                             14,502,320       13,836,188
         Accumulated deficit                     (12,105,063)     (13,809,659)
                                                ------------     ------------
                  Total stockholder's equity       2,397,257           26,529
                                                ------------     ------------
                   Total liabilities and
                     stockholders' equity       $  7,073,031     $  4,323,450
                                                ============     ============

STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL DATA ARE FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, OR OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE, OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DETAILED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

     LATHROP WAY, SUITE I SACRAMENTO, CA 95815 (800) 338-8436 (916) 646-2020
                        FAX (916) 646-0207 O WWW.OISI.COM
                A SUBSIDIARY OF MEDIVISION IN ALLIANCE WITH AGFA